UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                        DIXIE FOODS INTERNATIONAL, INC.
                        -------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             ______________________

    FLORIDA                           2030                          80-0608195
    -------                           ----                          ----------
(STATE OR OTHER                (PRIMARY STANDARD                  (IRS EMPLOYER
JURISDICTION OF                   INDUSTRIAL                      IDENTIFICATION
INCORPORATION OR                CLASSIFICATION                        NUMBER)
 ORGANIZATION)                   CODE NUMBER)

                        DIXIE INTERNATIONAL FOODS, INC.
                               115 N.E. 6TH BLVD
                              WILLISTON, FL 32696
                                  800.366.5174
              ---------------------------------------------------
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                             ______________________

                          ROBERT E. JORDAN, PRESIDENT
                        DIXIE FOODS INTERNATIONAL, INC.
                               115 N.E. 6TH BLVD
                              WILLISTON, FL 32696
                                  800.366.5174
           ---------------------------------------------------------
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                             ______________________

                                   COPIES TO:

                              JOEL BERNSTEIN, ESQ.
                        2666 TIGERTAIL AVENUE, SUITE 104
                                MIAMI, FL 33133
                                  305-409-4500
                               FAX: 786-513-8522
                             ______________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. Rule 12b-2 of the Exchange Act. (Check one):

     Large accelerated filer [ ]              Accelerated filer [ ]
     Non-accelerated filer [ ]                Smaller reporting company [X]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                       Proposed        Proposed
Title of each class    Amount of       maximum         maximum       Amount of
   of securities      shares to be   offer price      aggregate     registration
 to be registered      registered    per unit (1)   offering price      fee
--------------------------------------------------------------------------------

SERIES A CONVERTIBLE       20,000       $15.00         $300,000       $21.39
PREFERRED STOCK

COMMON STOCK (2)        2,000,000            0                0            0(3)

--------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee based upon the proposed sale price of the shares.

(2) Represents the common stock issuable on the conversion of the Series A Convertible Preferred Stock.

(3) No fee pursuant to Rule 457(i)

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Acts of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated __________

PROSPECTUS

                        DIXIE FOODS INTERNATIONAL, INC.

             20,000 shares of Series A Convertible Preferred Stock

                                $15.00 per share

We are offering shares of our Series A Convertible Preferred Stock (the "Preferred Stock"). The Preferred Stock may be converted by the holder into 100 shares of our common stock at any time. No additional payment is required in connection with a conversion. We will not pay any dividend on the Preferred Stock unless we pay a dividend on our common stock. In that event the holders will be paid a dividend equivalent to the dividend which would be received on the number of shares of common stock into which the Preferred Stock could be converted. In the event that we are liquidated the Preferred Stock would be entitled to receive the amount of $15 per share before any distribution to our common stock.

This prospectus also relates to the offering of up to 2,000,000 shares of our Common Stock which may be issued upon conversion of the Series A Convertible Preferred Stock.

There is no minimum number of shares that must be sold in this offering. We will retain all proceeds from sales of the shares irrespective of the number of shares sold. Subscriptions for the shares are irrevocable.

The shares are being offered through our chief executive officer pursuant to an exemption from registration as a broker/dealer under Rule 3a 4-1 of the Securities Exchange Act. There is no minimum offering. Proceeds from the sale of the shares, up to $300,000 if all the shares offered are sold, will not be placed in an escrow account and may be used by us upon receipt. We are offering the shares until 180 days from effective date but we may terminate the offering earlier.

Prior to this offering there has been no public market for our preferred stock or common stock and there can be no assurance that any such market will develop.

THE SHARES INVOLVE SUBSTANTIAL RISK. SEE "RISK FACTORS" ON PAGE 2.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY NOR HAS THE COMMISSION OR ANY SUCH AGENCY PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                The date of this Prospectus is November __, 2010

                               PROSPECTUS SUMMARY

         This summary does not contain all of the information you should consider before making your investment decision. You should read the entire prospectus carefully, including the section titled "Risk Factors" and the financial statements and the notes relating to those statements.

         We were incorporated in Florida in May 2010. All of our operations to date have been related to the formation and development of our business. We currently have minimal assets, no revenues and no operating history beyond certain start-up activities. Our ability to commence commercial operations and successfully implement our business plan depends on us obtaining adequate financial resources, which cannot be assured.

         We were formed to develop and market barbecue sauce and other condiments. Since we are in the developmental stage and have not yet introduced any products into the marketplace, we cannot assure you that we will have profitable operations.

         Our principal executive offices are located at 115 NE 6th Blvd., Williston, FL 32696 our telephone number is (800)366-5174.

The Offering

Stock Offered:                          20,000 shares of Series A Convertible
                                        Preferred Stock

Offering price:                         $15.00 per share

Liquidation Preference:                 $15.00 per share

Dividends:                              In the event a dividend or distribution
                                        is declared on the Common Stock of the
                                        Company, in cash or other property
                                        (other than a dividend of our Common
                                        Stock), the holders of the Series A
                                        convertible Preferred Stock will be
                                        entitled to receive the amount of cash
                                        or property equal to the cash or
                                        property which would be received by the
                                        holders of the number of shares of
                                        Common Stock into which such shares of
                                        Series A Convertible Preferred Stock
                                        could be converted immediately prior to
                                        such dividend or distribution.

Optional Conversion:                    Each share of convertible preferred
                                        stock may be converted, at the option of the holder, into 100 shares of our common stock, subject to adjustment in a number of circumstances described under
                                        "Description of Series A Convertible
                                        Preferred Stock--Conversion Rate
                                        Adjustments." No additional payment is
                                        required in connection with a
                                        conversion.

Voting Rights:                          The Preferred Stock will vote, on an as
                                        converted basis, with the Common Stock.

Series A Convertible Preferred          None
Stock Outstanding:

Common Stock outstanding:

  Prior to offering:                    6,200,000 shares

  Assuming sale of all preferred        8,200,000 shares
  and conversion of convertible
  preferred Stock into common stock:

Estimated Proceeds:                     Because this is a self underwritten
                                        offering with no minimum, we may receive from $0 up to $300,000 if all 20,000 shares offered are sold.

Use of Proceeds:                        Operations and development of our
                                        business, acquire inventory,
                                        advertising, marketing, and working
                                        capital.

Risk Factors:                           Prospective Investors should carefully
                                        evaluate the following matters,
                                        including those under the heading "Risk
                                        Factors".

                                  RISK FACTORS

         An investment in our shares involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following factors in evaluating us and our business before purchasing the shares.

BUSINESS RISKS

BECAUSE WE WERE ORGANIZED IN MAY 2010 AND HAVE NOT CONDUCTED OPERATIONS OF OUR BUSINESS BEYOND INITIAL START-UP OPERATIONS, OUR BUSINESS MAY NOT BE SUCCESSFUL.

         Our company was incorporated in May 2010 and has only undertaken activities related to its formation, initial planning of our business and preparing for this offering. We have not begun to offer any products into the marketplace. We have no history of operating such business upon which you can rely in making an investment decision concerning this offering. Investing in a business in the start-up phase is riskier than investing in a business that has already begun selling products and has a history of operations.

OUR INDEPENDENT AUDITORS HAVE RAISED SUBSTANTIAL DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

         Our independent auditors have raised substantial doubts about our ability to continue as a going concern in their report on our financial statements. If we are unable to continue as going concern we would experience additional losses from the write-down of assets.

BECAUSE WE MAY NOT BE SUCCESSFUL IN DEVELOPING OUR PROPOSED BUSINESS, THIS IS A RISKY INVESTMENT.

         The establishment of any new business is difficult and there can be no assurance that we will be able to enter the commercial marketplace with products or that any products we introduce will be a commercial success.

BECAUSE OUR PRODUCTS MAY NOT BE COMMERCIALLY SUCCESSFUL, WE MAY NOT BE ABLE TO CONTINUE IN BUSINESS.

         In order to achieve profitable operations we are dependent upon market acceptance of our products, substantial sales and the ability to acquire and distribute products at satisfactory cost levels, none of which can be assured. We have not introduced any products into the marketplace.

WE MAY NOT RECEIVE ENOUGH CAPITAL FROM THIS OFFERING TO ENABLE US TO INTRODUCE PRODUCTS INTO THE MARKETPLACE, WHICH MEANS WE MAY NOT BE ABLE TO CONTINUE OPERATING OUR BUSINESS.

         We are dependent on the availability of capital from this offering to proceed with our plan to offer products in the commercial marketplace. Dixie Foods International, Inc. is selling the shares directly to the public without the use of a registered broker/dealer firm. There is no minimum amount of shares which we have to sell in this offering so we may not sell a sufficient number of shares to successfully implement our business plan. We have no current arrangements with respect to, or sources of any additional capital, and there can be no assurance that such additional capital will be available to us when needed. If we are unable to obtain additional capital this would have a material adverse effect on us and would cause us to be unable to enter the marketplace with our first product. To the extent that any such financing involves the sale of our equity securities, the interests of our then existing stockholders, including the investors in this offering, could be substantially diluted.

         Management believes that we will require a minimum of $50,000 of available capital to enter the marketplace with our initial product. If such capital does not become available from the proceeds of this offering or such other sources we will continue development stage operations for the next 12 months from available cash on hand. We have no commitments for additional capital as of the date of this prospectus and will not seek other capital until the termination of this offering. Accordingly, investors are advised that the proceeds of this offering may not be sufficient to enable us to enter the commercial market place and if additional capital is not received within 12 months from the date of this prospectus we may have to curtail remaining operations.

WE HAVE NO ARRANGEMENT OR RESOURCES OF ADDITIONAL CAPITAL AND MAY HAVE TO CURTAIL OUR OPERATIONS IF ADDITIONAL CAPITAL IS NOT AVAILABLE WHEN WE NEED IT.

         If we succeed in introducing our first product into the marketplace we anticipate that sales of our product will generate sufficient cash flow to support our operations for the next twelve months. However, this is based on our assumption of achieving significant sales of our product and there can be no assurance that such sales levels will be achieved. Therefore, we may require additional financing through factoring of accounts receivable, loans and other arrangements, including the sale of additional common stock or preferred stock. There can be no assurance that such additional financing will be available, or if available, can be obtained on satisfactory terms. To the extent that any such financing involves the sale of our equity securities, the interests of our then existing stockholders, including the investors in this offering, could be substantially diluted. In the event that we do not have sufficient capital to support our operations we may have to curtain our operations.

OUR OFFICERS AND DIRECTORS HAVE NO EXPERIENCE IN THE SAUCE AND CONDIMENT BUSINESS, MAKING IT LESS LIKELY THAT OUR BUSINESS WILL BE SUCCESSFUL.

         None of our officers and directors has any background or experience in the sauce and condiment business. Investing in a business which is run by persons who have no experience in the industry in which it will operate is riskier than investing in a business that has a management team with experience in its industry. Investing in a public company which is run by persons who have no experience in operating public companies is riskier than investing in a business that has a management team with experience in the operation of public companies.

WE HAVE NO FULL TIME EMPLOYEES AND OUR OFFICERS ONLY WORK FOR US ON AN "AS NEEDED" BASIS, WHICH MEANS OUR MANAGEMENT MAY BE INADEQUATE TO OPERATE OUR BUSINESS.

         We do not currently employ any full-time employees. All of our activities to date have been undertaken by our officers who devote their time to operating our business as needed. We cannot assure you that our management will be able to devote sufficient time to our business in the future or that we will be able to hire employees when needed to support our entry into the specialty food business.

CONTINUED CONTROL BY OUR CURRENT STOCKHOLDERS MAY MAKE IT MORE DIFFICULT TO CHANGE OUR MANAGEMENT.

         After the completion of this offering, the current stockholders will continue to own Common Stock sufficient to give them voting control over the Company and be able to continue to determine and direct the affairs and policies of the Company. If the maximum 20,000 shares offered herein are sold, the current stockholders will own shares with approximately 76% of all the voting rights of our shareholders. See "Principal Stockholders".

THIS IS A RISKY INVESTMENT BECAUSE THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD IN THIS OFFERING.

         The funds raised in this offering may not be sufficient to defray the costs associated with making this offering. The funds raised in this offering may not be sufficient to enable us to proceed to introduce our first product into the commercial marketplace.

AS A PUBLIC COMPANY, WE WILL BE SUBJECT TO ADDITIONAL REPORTING AND CORPORATE GOVERNANCE REQUIREMENTS THAT MAY BE DIFFICULT FOR US TO SATISFY, WILL RAISE OUR COSTS AND MAY DIVERT RESOURCES AND MANAGEMENT ATTENTION FROM OPERATING OUR BUSINESS.

         We have historically operated as a private company. After this offering, we will become subject to certain reporting and corporate governance requirements, including the provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and the regulations promulgated thereunder, which will impose significant new compliance obligations upon us. As a public company, we will be required, among other things, to evaluate and maintain our system of internal control over financial reporting, and report on management's assessment thereof, in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and related rules and regulations of the SEC and the Public Company Accounting Oversight Board.

         The adequacy of our internal control over financial reporting must be assessed by management each year commencing with the year ending December 31, 2011. We do not currently have comprehensive documentation of our internal control over financial reporting, nor do we document our compliance with these controls on a periodic basis in accordance with Section 404 of the Sarbanes-Oxley Act. Furthermore, we have not tested our internal control over financial reporting in accordance with Section 404 and, due to our lack of documentation, this testing would not be possible at this time. If we were unable to implement the controls and procedures required by Section 404 in a timely manner or otherwise to comply with Section 404, management might not be able to certify, and our independent registered public accounting firm might not be able to report on, the adequacy of our internal control over financial reporting. If we are unable to maintain adequate internal control over financial reporting, we might be unable to report our financial information on a timely basis and might suffer adverse regulatory consequences or violate Nasdaq Stock

Market listing standards. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. In addition, if we are unable to implement the controls and procedures required by Section 404 effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent registered public accounting firm.

         The changes necessitated by becoming a public company will require a significant commitment of additional resources and management oversight that will increase our costs and might place a strain on our systems and resources. As a result, our management's attention might be diverted from other business concerns. In addition, we might not be successful in implementing and maintaining controls and procedures that comply with these requirements. If we fail to maintain an effective internal control environment or to comply with the numerous legal and regulatory requirements imposed on public companies, we could make material errors in, and be required to restate, our financial statements. Any such restatement could result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC.

SECURITIES RISKS

THERE IS NO CURRENT PUBLIC MARKET FOR OUR PREFERRED OR COMMON STOCK, WHICH MEANS YOU MAY HAVE TO HOLD OUR SHARES FOR AN INDEFINITE PERIOD OF TIME.

         There is presently no public market for our shares of preferred or common stock. There is no assurance that a trading market will develop or be sustained. Accordingly, you may have to hold the shares indefinitely and may have difficulty selling them if an active trading market does not develop. Management's strategy is to seek to have our common stock, but not our preferred stock, trade on the over-the-counter market and quoted on the OTC Bulletin Board as soon as practicable after the termination of this offering. However, to date we have not solicited any securities brokers to become market-makers of our common stock. There can be no assurance that an active trading market for the common stock will develop or be sustained or that the market price of the common stock will not decline below the initial public trading price. The initial public trading price will be determined by market makers independent of us.

STATE BLUE SKY LAWS MAY LIMIT YOUR ABILITY TO RESELL OUR STOCK.

         We are registering the preferred stock for sale only in the State of Florida. The "blue sky" laws of some states may impose restrictions upon the ability of investors to resell our shares in those states without registration or an exemption from the registration requirements. Accordingly, investors may have difficulty selling our shares and should consider the secondary market for our shares to be a limited one.

THE "PENNY STOCK" RULES AND REQUIREMENTS FOR DEALING IN PENNY STOCKS MAY MAKE IT DIFFICULT FOR HOLDERS OF OUR STOCK TO RESELL THEIR SHARES.

         The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock if any such market develops. If our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

         Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. Prior to a transaction in a penny stock, a broker-dealer is required to:

      o  deliver a standardized risk disclosure document prepared by the SEC;

      o provide the customer with current bid and offer quotation for the penny stock;

      o explain the compensation of the broker-dealer and its salesperson in the transaction;

      o provide monthly account statements showing the market value of each penny stock held in the customer's account;

      o make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's approval; and

      o  provide a written agreement for the transaction.

THE OFFERING PRICE OF $15.00 PER SHARE IS SPECULATIVE.

         The offering price of $15.00 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or actual or projected earnings of the Company or any other generally accepted criteria of value.

WE DO NOT PAY ANY CASH DIVIDENDS.

         The preferred stock will not be paid any dividends unless we pay dividends on our common stock. We have not paid any cash dividends on our common stock nor do we presently contemplate the payment of any cash dividends. Accordingly, there can be no assurance that you will receive any return from an investment in our convertible preferred stock. In the absence of the payment of dividends, any return on your investment would be realized only upon your sale of our stock. We are not making any representations that an investment in our stock will be profitable or result in a positive return.

                                USE OF PROCEEDS

         Because this offering has no minimum, we may receive a small amount of proceeds up to the maximum of $300,000 if all 20,000 shares offered by this prospectus are sold. We plan to use the net proceeds of this offering as follows based upon various levels of sales of shares.

                                $50,000   $100,000   $200,000   $300,000
                                -------   --------   --------   --------
Inventory ...................    15,000     50,000    100,000    150,000
Website .....................     2,500      5,000     10,000     20,000
Promotion and Advertising ...    15,000     25,000     45,000     65,000
Legal and Accounting ........     7,500     10,000     15,000     15,000
General and Administrative ..     5,000      5,000     15,000     25,000
Working Capital .............     5,000      5,000     15,000     25,000

         The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for the our operations and current objectives. We may reallocate funds from time to time if we believe such reallocation to be in our best interest for uses that may or may not have been herein anticipated.

                             MARKET FOR THE SHARES

         There is no public market for our preferred stock or our common stock. There can be no assurance that a market will develop or be maintained.

         We currently have 17 record holders of our Common Stock.

The Penny Stock Rules

         The Securities and Exchange Commission has adopted regulations which generally define a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our shares fall within the definition of a penny stock they will become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker- dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The penny stock rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of our shareholders to sell our shares in the secondary market.

                                DIVIDEND POLICY

         The convertible preferred stock being offered by this prospectus does not carry a fixed periodic dividend. In the event a dividend or distribution is declared on the Common Stock of the Company, in cash or other property (other than a dividend of our Common Stock), the holders of the Series A convertible Preferred Stock will be entitled to receive the amount of cash or property equal to the cash or property which would be received by the holders of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock could be converted immediately prior to such dividend or distribution. We have not paid any dividends on our Common Stock, and it is not anticipated that any dividends will be paid in the foreseeable future. The declaration and payment of dividends in the future will be determined by the Board of Directors in light of conditions then existing, including the company's earnings, financial condition, capital requirements and other factors.

                        DETERMINATION OF OFFERING PRICE

         Our management has arbitrarily determined the price of the shares we are offering for sale under this prospectus and the conversion ratio of the convertible preferred stock into common stock. In determining the offering price and conversion ratio, our management considered the price paid for our shares by our current shareholders, our business potential, and market valuation of competing firms.

                                    DILUTION

         As of August 31, 2010, we had net tangible book value of $36,125 or approximately $.006 per share of Common Stock. Net book value per share means our tangible assets less all liabilities divided by the number of shares of Common Stock outstanding. After giving effect to the sale of the maximum 20,000 shares of Series A Convertible Preferred Stock at a price of $15.00 (less the estimated expenses of this offering of $22,000) and conversion of such shares into 2,000,000 shares of Common Stock, the adjusted net tangible book value would have been approximately $314,125, or $.38 per share of Common Stock. The result would be an immediate increase in net tangible book value of $.038 per share of Common Stock to existing stockholders and an immediate dilution of $.112 per share to new investors. The following table illustrates this dilution to new investors on a per common share basis:

Pro-forma public price of Common Stock after conversion ................   $.15

   Net tangible book value per share of Common Stock before the offering   $.006

   Increase per Common share attributable to the sale to new investors
   of the shares in this offering ......................................   $.032

Net tangible book value per Common share after offering ................   $.038
                                                                           -----

Dilution per Common share to new investors .............................   $.112
                                                                           =====

         The following table summarizes the investments of all existing stockholders and new investors after giving effect to the sale of the maximum shares of Series A Convertible Preferred Stock in this offering and conversion of such stock into Common Stock, a comparison of the number of shares of Common Stock acquired from the Company, the percentage of ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share.

                          Shares Purchased      Total Consideration     Average
                        --------------------    -------------------      Price
                         Number      Percent     Amount     Percent    per Share
                        ---------    -------    --------    -------    ---------
Existing stockholders   6,200,000     75.6%     $ 67,000     18.3%        $.01
New investors .......   2,000,000     24.4%     $300,000     81.7%        $.15
                        ---------    -------    --------    -------
Total ...............   8,200,000     100%      $367,000      100%

The existing shareholder data in the table above are based on shares outstanding as of October 18, 2010.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of August 31, 2010 and as adjusted to reflect the sale of the 20,000 shares of series A convertible preferred stock offered herein and pro forma as adjusted to reflect conversion of 20,000 shares of series A convertible preferred stock into 2,000,000 shares of common stock.

                                                   August 31, 2010
                                                 -------------------   Pro forma
                                                  Actual    Adjusted   Adjusted
                                                 --------   --------   ---------
Stockholders' equity
Common Stock, $.001 par value: 100,000,000
shares authorized, 6,200,000 issued and
outstanding (actual), 6,200,000 issued
and outstanding (as adjusted)and 8,200,000
issued and outstanding (proforma as adjusted)    $  6,200   $  6,200   $  8,200

Preferred Stock $.001 par value: 15,000,000
authorized, 0 series A convertible preferred
shares issued and outstanding (actual),
20,000 shares issued and outstanding (as
adjusted), 0 issued and outstanding (pro
forma as adjusted) ...........................         --   $     20         --

Additional paid-in capital ...................   $ 60,800   $338,780   $336,800
Deficit accumulated during the development
 stage .......................................    (30,875)   (30,875)   (30,875)
                                                 --------   --------   --------

Total stockholders' equity ...................   $ 36,125   $314,125   $314,125
                                                 ========   ========   ========

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Included in this prospectus are "forward-looking" statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled "Risk Factors." Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan," "will," "should," and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the "Risk Factors" section and elsewhere in this prospectus.

         All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

                               PLAN OF OPERATION

         Our primary focus over the course of the next 12 months will be to concentrate on introducing our initial products into the commercial marketplace including acquiring inventory for sale and establishing channels of distribution for the marketing of our products.

         We were recently formed and all activity to date has been related to our formation of our business, formulation of our business plan and initial start-up operations such as formulating and testing recipes, investigating sources of supply for raw materials and services, investigating potential distribution channels for our products and development of our proposed financing. Our ability to proceed with our plan to enter the commercial marketplace with our initial product depends upon our obtaining adequate financial resources through this offering. As of August 31, 2010, we had not incurred any material costs or expenses other than those associated with the formation and financing of our company.

         Management believes that we will require a minimum of $50,000 of available capital to enter the marketplace with our initial products. If such capital does not become available from the proceeds of this offering or such other sources we will continue development stage operations for the next 12 months from available cash on hand.

         If we succeed in introducing our initial products into the marketplace we anticipate that sales of our products will generate sufficient cash flow to support our operations for the next twelve months. However, this is based on our assumption of achieving significant sales of our products and there can be no assurance that such sales levels will be achieved. Therefore, we may require additional financing through factoring of accounts receivable, loans and other arrangements, including the sale of additional common stock or preferred stock.

         There can be no assurance that such additional financing will be available, or if available, can be obtained on satisfactory terms. To the extent that any such financing involves the sale of our equity securities, the interests of our then existing stockholders, including the investors in this offering, could be substantially diluted. In the event that we do not have sufficient capital to support our operations we may have to curtail our operations.

         Our officers will provide daily management of our company, including administration, financial management, production, marketing and sale of product. We will also engage other employees and service organizations to provide needed services as the need for them arise. These could include services such as computer systems, sales, marketing, advertising, public relations, cash management, production, warehousing, shipping, collections, accounting, and administration.

         Upon the effective date of the registration statement of which this prospectus is a part we will be subject to certain reporting and other compliance requirements of a publicly reporting company. We will be subject to certain costs for such compliance which private companies may not choose to make. We have identified such costs as being primarily for audits, legal advice, filing expenses and shareholder communications and estimate the cost to be approximately $10,000 to $15,000 for the next twelve months. We expect to pay such costs from a combination of cash on hand, the proceeds of this offering and cash generated by product sales.

         We expect our initial operating expenses will be paid for by utilization of some of the proceeds of this offering and from cash flows generated from product sales.

         There can be no assurance that we will be able to successfully introduce our initial products or any other products into the commercial marketplace. We believe that we can control the operating and general and administrative expenses of our operations to be within the cash available from this offering and from the collections on the product sales which we may make. If our initial operations indicate that our business can establish and fulfill a demand for our initial product on a basis which will lead to establishment of a profitable business we may seek additional sources of cash to grow the business. We do not currently have any commitments for the sale of our proposed products or for additional financing.

                                    BUSINESS

"We are now living in the golden age of condiments."
                                     Bloomberg Businessweek, October 11-17, 2010

         Our business objective is to become a successful developer and supplier of gourmet sauces and other condiments for distribution through retail stores of all types. The key elements of the Company's strategy include the following:

         Create and introduce products which appeal to consumers looking for something new and different from competing products already on the market.

         Stimulate consumer awareness through introduction of our products at specialty gourmet grocery stores.

         Support our products through advertising and promotion to generate brand awareness and repeat business.

         Expand distribution into additional retail outlets.

The market opportunity

         We believe that our entry into the condiment and sauce market is timely. It fits into the current trend of budget-conscious consumers eating more meals at home rather than at restaurants. The extra cost per serving of using sauces and condiments in cooking is not very much. Furthermore, interest in more exotic flavors is stimulated by the popularity of television shows and entire cable networks with cooking themes.

         The October 11-17, 2010 edition of Bloomberg Businessweek article, "Spreading the Love", citing Mintel International Group market research, reported that the U.S. market for condiments is $5.6 billion and that condiment sales grew 9.4% from 2007 through 2009. Furthermore, it reported that new products and flavors tend to be introduced by smaller companies and successful products go from niche product to mass market in three to five years. This article is available at
http://www.businessweek.com/magazine/content/10_42/b4199096744538.htm.

Our Marketing Plan

         As a new entrant into a market with a number of established competitors we will seek to differentiate our products by appealing to consumers to try our products and building customer loyalty on the following bases:

         (a) Brand positioning.
         (b) Product ingredients and taste.
         (c) Consumer education.
         (d) Marketing approach.

         Our initial product, a mustard-based yellow barbecue sauce, looks and tastes different from the established national brands. We will seek to stress the difference of our product, both in appearance and taste. We will also seek to educate consumers about the proper way to use our products.

Distribution

         Our target market for initial product distribution will be specialty gourmet grocery stores. These retailers compete by selling products which are not generally available at large supermarket chains and they are highly selective in their merchandising. We believe that consumers choose to shop at specialty gourmet food stores for a different shopping experience and that they are open to try a new product not available at the chain supermarkets or supported by large advertising budgets. We believe that gourmet food stores are more willing to try a new product and will place initial orders in small amounts.

         In order to establish initial distribution we anticipate that we will directly approach gourmet food stores to purchase our products through our management and attend trade shows for the gourmet food trade. We will also seek to establish our brand through public relations, an internet site and an internet blog.

         Subject to a successful introduction of our initial product, we will seek to engage food brokers to represent us in contacting distributors and larger retailers. At that point we anticipate formulating a sales and marketing presentation to aid the brokers in representing our products to retail and distributor buyers. The key competitive factors in influencing a purchasing decision on this level include the product quality, packaging, sales history, profitability, and consumer demand. If a buyer decides to accept our product, other issues such as the cost of acquiring shelf space (slotting fees)and our specific commitments to marketing programs will be negotiated. Slotting fees can take the form of cash payments and/or free product allowances.

         We cannot assure you that we will be successful in establishing distribution for our products or that our sales will be sufficient to enable us to achieve positive cash flow and earnings.

Manufacturing

         We anticipate using contract packers to manufacture our products according to our specifications, which will include our products' recipes, ingredients, labels and packaging. We will be responsible for having all the components of the products shipped to the contract packer. Based on our initial discussions with several contract packers we believe that we will be able to engage one or more contract packers that could manufacture our products. However, we have not engaged a contract packer at this time. We do not anticipate entering into an exclusive or long term agreement with any packers.

Raw Materials and Suppliers

         Based upon our initial investigations, we believe that there are a number of sources available for product ingredients, packaging, and labels for our products. We do not anticipate that it will be necessary to execute any exclusive or long term agreements for such raw material and supplies.

Promotion and Advertising

         We intend to initially rely upon point of purchase promotions, trade magazines, public relations and the internet to promote our products. Point of purchase promotional advertising will constitute the most significant portion of our promotion and advertising activities. This will include sampling programs, displays and brochures which we intend to provide to each retail outlet for our products in an effort to get customers to try our product. We will rely on public relations to trade publications to enhance retailer awareness of our products. Internet will be utilized for consumer awareness and retailer awareness purposes. We may also seek to establish brand awareness by advertising and product placement on specialized television programs featuring cooking.

Trademarks, Patents and Intellectual Property

         We expect to seek trademark protection for our products as soon as each product trademark is selected, as well as trademark protection for any advertising slogans we adopt. We will do a search of existing trademarks prior to selecting trademarks for our products. We believe that trademark protection will be important to brand name recognition and distributor and consumer loyalty to our products. We intend to register our important trademarks in the United States. We will use our best efforts to maintain the confidentiality of our product recipes through confidentiality agreements and physical security but do not anticipate that it will be possible to secure patents for our products.

         Our initial product is a yellow mustard based barbecue sauce formulated in the tradition of the classic mustard based barbecue sauce popular in South Carolina. Our sauce is made from all natural ingredients and contains no cholesterol. It can be used on any food grilled on the barbecue grill as well as on the table as a dipping sauce. Our founder, Michael H. Jordan, contributed the recipe to the company.

Future products

         We intend to develop and introduce new products including other unusual barbecue sauces and other condiment products. However, there can be no assurance that any future products will be successfully developed and marketed.

Government Regulation

         The production, distribution and sale of food products are subject to the Federal Food, Drug and Cosmetic Act, the Occupational Safety and Health Act and various federal and state statutes regulating the production, sale, safety, advertising, promotion, labeling and ingredients of such products. We intend to comply with all such regulations.

         We cannot predict the impact of possible changes that may be required in response to future legislation, rules or regulations. Food and Drug Administration regulations may, in certain circumstances, affect the ability of the Company, as well as others in the industry, to develop and market new products.

         Although we expect to package our sauce and condiment products in glass bottles, such bottles are not currently required to be in returnable containers in compliance with recycling laws which are applicable to beverage containers. If such recycling laws are extended to our products we may be required to make material expenditures which may have a material adverse effect on our business.

Competition

         The specialty foods business is highly competitive. We will compete with products sold by established multi-line food companies such as Kraft as well as a large number of smaller suppliers with products appealing to regional and national tastes. Many of these competitors have established channels of distribution of their products, greater financial and other resources than we do. Competition can take many forms, including the product taste and other attributes, pricing of products, discounts and promotions, advertising and payments for access to store shelf space. We believe that we will be able to compete based upon the unusual taste and appearance of our initial product and our distribution and promotion plans designed to engage consumers to try our product.

Employees

         As of October 18, 2010, we have no full-time employees. All activities to date have been undertaken by our officers as needed. Our officers do not currently spend all of their time on our business and estimate they devote approximately 10% of their business time on the business of the Company. We anticipate that we will begin hiring employees as needed to support our entry into specialty food business.

Facilities

         Our company has office space which we lease on a month-to-month basis from a non-affiliated landlord. We anticipate that we will rent additional office and warehouse facilities when needed to support the growth of our business.

                                   MANAGEMENT

         Our directors and executive officers are:

         Name                    Position
         ----                    --------

         Robert E. Jordan        President, Chief Executive Officer, director

         Tony Joffe              Vice President

         Robert M. Snibbe, Jr    Director

         Robert P. Bova          Director

         Steven Silberman        Director

         Robert E. Jordan, 56, has been our President, Chief Executive Officer and a director since May 2010. Mr. Jordan was President of Southern Sauce Company, Inc. from December 2004 to February 2008. Mr. Jordan retired from practicing law in 1998.

         Tony Joffe, 69, has been our Vice President since September 2010. From March 2005 until August 2006 he was President and CEO of Networth Technologies, Inc., a global management consulting, technology services and acquisition company.

         Robert M. Snibbe, Jr has been a director since August 2010. He has been a Clearwater, Florida based financial consultant and real estate and business broker specializing in corporate development and renewals and commercial and investment real estate since 1978. He is a Florida licensed real estate broker.

         Robert P. Bova has been a director since September 2010. Since 2005 he has been CEO and a director of Vangard Voice Systems, Inc., a mobile voice recognition software provider.

         Steven Silberman, 57, has been a director since September 2010. He has been a real estate appraiser since 1999. He was an associate appraiser for Applied Economics Group, Gainesville, Florida in 2005. He has been the owner of Florida Investor Services, Inc. dba SRS Appraisal Services, Inc. since 2007. He is an associate member of the Appraisal Institute, a Florida State Certified General Appraiser and a realtor member of the Gainesville/Alachua County Board of Realtors.

         Our directors are elected yearly and hold office until the next annual meeting of shareholders and the election and qualification of their successors.

         Our officers are elected annually by the board of directors and may be replaced or removed by the board at any time. Our directors are elected by our shareholders annually and serve until the election and qualification of their successors or their earlier resignation or removal.

Director Independence

         The following information concerning director independence is based on the director independence standards of The NASDAQ Stock Market Corporate Governance Rules, although our common stock is not listed on The NASDAQ Stock Market.

         The Board has determined that directors Robert M. Snibbe, Jr, Robert P. Bova and Steven Silberman are independent directors within The NASDAQ Stock Market's director independence standards. Director Robert E. Jordan is not independent. In determining independence, the Board reviews and seeks to determine whether directors have any material relationship with the Company, direct or indirect, which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board reviews business, professional, charitable and familial relationships of the directors in determining independence. The Board has not designated a separate compensation or nominating committee.

Board of Director Committees

         Our board of directors also serves as our audit committee. We do not have any executive, compensation or any other committee of our board of directors.

Code of Ethics

         We have adopted a code of ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of ethics is filed as Exhibit 14.1 to the registration statement of which this Prospectus is part.

Director Compensation

         We issued 50,000 shares of our common stock, valued at $1,000, to each of our non-executive directors in consideration of their serving as directors. We do not have any other arrangements for compensating our directors.

                           SUMMARY COMPENSATION TABLE

         The table below sets forth information relating to the compensation paid by us during the fiscal year beginning January 1, 2010 to our president and chief executive officer. No executive officer received compensation in excess of $5,600 for such year.

Name and
Principal Position         Year           Salary           Total
------------------         ----         ----------         ------
Robert E. Jordan           2010         $5,600 (1)         $5,600
President and CEO

(1) Represents the value of 280,000 shares of common stock issued to Mr. Jordan.

                             EXECUTIVE COMPENSATION

         At present, all of our operations are conducted by our executive officers for shares of our common stock. The board of directors and our officers will seek to agree upon employment arrangements providing a compensation package which will fairly compensate them for their future services and be within our available financial resources. We do not anticipate that any officer will receive a written employment agreement or compensation in excess of $50,000 until our business develops the ability to do so.

Other Compensation Arrangements

         None of our executive officers have any written employment agreements or any arrangements for employee benefits, severance payments or change of control payments. We have not established any long term compensation plans, stock based compensation plans, incentive compensation plans or other compensation or benefit plans. We anticipate that such plans will be established as our business develops.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of October 1, 2010, the beneficial ownership of our 6,200,000 outstanding shares of Common Stock, our only outstanding equity security, by (1) the only persons who own of record or are known to own beneficially, more than 5% of our Common Stock; (2) each director and executive officer; and (3) all directors and officers as a group and the percentage owned as of such date and to be owned after completion of this offering on the assumption that all shares offered will be sold and converted into 2,000,000 shares of common stock.

                                                  Percent Beneficially Owned
                                               --------------------------------
                                   Number of                     After Offering
Name                                Shares     Before Offering   and Conversion
----                               ---------   ---------------   --------------
Robert E. Jordan ...............     280,000         4.5%              3.4%
Tony Joffe .....................     240,000         3.9%              2.9%
Michael H. Jordan ..............   3,000,000        48.4%             36.6%
Robert M. Snibbe, Jr ...........      50,000          *                 *
Robert P. Bova .................      50,000          *                 *
Steven Silberman ...............      50,000          *                 *
All directors and officers
 as a group (6 persons) ........   3,670,000        59.2%             49.8%

* less than 2%

Promoters

         We were founded in May 2010. Robert E. Jordan and Michael H. Jordan were instrumental in our organization and may be considered promoters of our company. They received no consideration for their services in connection with our organization, but Robert E. Jordan received 280,000 shares of common stock for serving as our president and CEO. Michael H. Jordan purchased 3,000,000 shares of our common stock for $3,000 in April 2010 and contributed a barbecue sauce recipe to us.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Our Board of Directors requires that all related party transactions be reviewed and approved by an independent body of the Board of Directors.

                           DESCRIPTION OF SECURITIES

Common Stock

         We are authorized to issue 100,000,000 shares of Common Stock, $.001 par value. The holders of our Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of our Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of our Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock

         Our board of directors has the authority, without stockholder approval, to issue up to 15,000,000 shares of preferred stock, $.001 par value. 500,000 shares of our Preferred Stock have been designated as Series A Convertible Preferred Stock. The balance of our 14,500,000 shares of authorized preferred stock may be issued by the Board of Directors in one or more series and with the rights, privileges and limitations of the preferred stock determined by the Board of Directors. The rights, preferences, powers and limitations on different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and other matters. As of the date of this prospectus we have no preferred stock outstanding.

Stock Certificates

         We intend to issue our common stock and preferred stock in book entry form without stock certificates. Within a reasonable time after the issue or transfer of stock without certificates, we shall send the registered stockholder a written statement containing the information required to be set forth or stated on a certificate pursuant to the applicable provisions of the Business Corporation Act of the State of Florida.

Description of Series A Convertible Preferred Stock

         Pursuant to its authority, our board of directors has designated 500,000 shares of the preferred stock that we now have authority to issue as the Series A convertible preferred stock. The shares of convertible preferred stock, when issued and sold in the manner contemplated by this prospectus, will be duly and validly issued, fully paid and nonassessable. You will not have any preemptive rights if we issue other series of preferred stock. The convertible preferred stock is not subject to any sinking fund. We have no right or obligation to redeem the convertible preferred stock. The convertible preferred stock has a perpetual maturity and may remain outstanding indefinitely, subject to the stockholders right to convert the convertible preferred stock into common stock. Any convertible preferred stock converted or acquired by us will, upon cancellation, have the status of authorized but unissued shares of preferred stock of no designated series. We will be able to reissue these cancelled shares of preferred stock.

Dividends

         In the event any dividend or other distribution payable in cash or other property (other than shares of our Common Stock) is declared on our Common Stock, each Holder of shares of Series A Convertible Preferred Stock on the record date for such dividend or distribution shall be entitled to receive per share on the date of payment or distribution of such dividend or other distribution the amount of cash or property equal to the cash or property which would be received by the Holders of the number of shares of Common Stock into which such share of Series A Convertible Preferred Stock would be converted pursuant immediately prior to such record date.

Conversion into Common Stock

         You may convert the convertible preferred stock at a conversion rate of 100 shares of common stock for each share of convertible preferred stock. No payment is required in connection with a conversion. We will not make any adjustment to the conversion price for accrued or unpaid dividends upon conversion. We will not issue fractional shares of common stock upon conversion. However, we will instead pay cash for each fractional share based upon the market price of the common stock on the last business day prior to the conversion date.

         In order to convert your shares of convertible preferred stock, you must deliver a duly signed and completed notice of conversion to us. If your convertible preferred stock is represented by a stock certificate you must also deliver your stock certificate to us.

         The conversion date will be the date you deliver your duly signed and completed notice of conversion to us (and your stock certificate for your convertible preferred stock if issued in certificated form). You will not be required to pay any U.S. federal, state or local issuance taxes or duties or costs incurred by us on conversion, but will be required to pay any tax or duty payable as a result of the common stock upon conversion being issued other than in your name. We will not issue common stock unless all taxes and duties, if any, have been paid by the holder.

         No commission or other remuneration will be paid or given, directly or indirectly, for soliciting a conversion.

Conversion Rate Adjustment

         The conversion rate of 100 shares of common stock will be proportionately adjusted if:

     (1) we dividend or distribute common stock on shares of our common stock;

     (2) we subdivide or combine our common stock.

         If we are involved in a transaction in which shares of our common stock are converted into the right to receive other securities, cash or other property, or a sale or transfer of all or substantially all of our assets under which the holders of our common stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that your convertible preferred stock will convert into the kind and amount of the securities, cash or other property that would have been receivable upon the recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of common stock issuable upon conversion of the convertible preferred stock immediately prior to the recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange.

         The company formed by the consolidation, merger, asset acquisition or share acquisition shall provide for this right in its organizational document. This organizational document shall also provide for adjustments so that the organizational document shall be as nearly practicably equivalent to adjustments in this section for events occurring after the effective date of the organizational document.

         The following types of transactions, among others, would be covered by this adjustment:

     (1) we consolidate or merge into any other company, or any merger of another company into us, except for a merger that does not result in a reclassification, conversion, exchange or cancellation of common stock,

     (2) we sell, transfer or lease all or substantially all of our assets and holders of our common stock become entitled to receive other securities, cash or other property, or

     (3) we undertake any compulsory share exchange.

Ranking

         The convertible preferred stock will rank, with respect to dividend rights and upon liquidation, winding up and dissolution:

         - junior to all our existing and future debt obligations;

         - junior to "senior stock", which is each other class or series of our capital stock other than (a) our common stock and any other class or series of our capital stock the terms of which provide that class or series will rank junior to the preferred stock and (b) any other class or series of our capital stock the terms of which provide that class or series will rank on a parity with the convertible preferred stock;

         - on a parity with "parity stock", which is each other class or series of our capital stock that has terms which provide that that class or series will rank on a parity with the convertible preferred stock;

         - senior to "junior stock", which is our common stock and each class or series of our capital stock that has terms which provide that class or series will rank junior to the convertible preferred stock.

         We do not currently have any outstanding capital stock which is senior to or on parity with the convertible preferred stock.

Liquidation Preference

         Upon any voluntary or involuntary liquidation, dissolution or winding up of Dixie Foods International, Inc. or a reduction or decrease in our capital stock resulting in a distribution of assets to the holders of any class or series of our capital stock, each holder of shares of convertible preferred stock will be entitled to payment out of our assets available for distribution of an amount equal to $15.00 per share of convertible preferred stock held by that holder, plus all accumulated and unpaid dividends on those shares to the date of that liquidation, dissolution, winding up or reduction or decrease in capital stock, before any distribution is made on any junior stock, including our common stock, but after any distributions on any of our indebtedness or shares of our senior stock. After payment in full of the liquidation preference and all accumulated and unpaid dividends to which holders of shares of convertible preferred stock are entitled, the holders will not be entitled to any further participation in any distribution of our assets. If, upon any voluntary or involuntary liquidation, dissolution or winding up of Dixie Foods International, Inc. or a reduction or decrease in our capital stock, the amounts payable with respect to shares of convertible preferred stock and all other parity stock are not paid in full, the holders of shares of convertible preferred stock and the holders of the parity stock will share equally and ratably in any distribution of our assets in proportion to the full liquidation preference and all accumulated and unpaid dividends to which each such holder is entitled.

         Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of our property or assets nor the consolidation, merger or amalgamation of Dixie Foods International, Inc. with or into any corporation or the consolidation, merger or amalgamation of any corporation with or into Dixie Foods International, Inc. will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of Dixie Foods International, Inc. or a reduction or decrease in our capital stock.

         We are not required to set aside any funds to protect the liquidation preference of the shares of preferred stock, although the liquidation preference will be substantially in excess of the par value of the shares of the convertible preferred stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

         All of the 6,200,000 shares of Common Stock issued and outstanding prior to this offering are "restricted securities," as that term is defined under Rule 144 ("Rule 144"), promulgated under the Securities Act.

         In general, under Rule 144 as currently in effect, an affiliate of the Company (or persons whose shares are aggregated with those of an affiliate), who has beneficially owned restricted shares of Common Stock for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale as reported on NASDAQ, all exchanges and the consolidated transaction reporting system.

         A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned restricted shares of Common Stock for at least six months is entitled to sell such shares under Rule 144 without regard to any of the limitations described above as long as the Company is up to date in filing its periodic reports under the Securities Exchange Act of 1934. If the Company is not up to date in such Exchange Act filings preceding such sale, non-affiliate stockholders may sell their shares without regard to any of the limitations described above after they have held their shares for at least one year.

         No prediction can be made as to the effect, if any, that sales of "restricted" shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

                                INDEMNIFICATION

         The Florida Business Corporation Act provides that a person who is successful on the merits or otherwise in defense of an action because of service as an officer or director of a corporation, such person is entitled to indemnification of expenses actually and reasonably incurred in such defense. F.S. 607.0850(3).

         Such act also provides that the corporation may indemnify an officer or director, advance expenses, if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe his conduct was unlawful. F.S. 607.0850(1)(2).

         A court may order indemnification of an officer or director if it determines that such person is fairly and reasonably entitled to such indemnification in view of all the relevant circumstances. F.S. 607.0850(9).

         Our Articles of Incorporation and By-laws provide that we must indemnify our officers, directors, employees and agents to the fullest extent allowed by the Florida Business Corporation Act.

Indemnification Against Public Policy

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or person controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is therefore unenforceable.

                              PLAN OF DISTRIBUTION

         We are offering up to 20,000 shares of series A convertible preferred stock at a price or $15.00 per share. We are offering the shares directly to the public until 180 days from the date of this prospectus, however, we may terminate the offering prior to that date. There is no minimum amount of shares that must be sold before we use the proceeds. Proceeds will not be returned to investors if we sell less than all of the 20,000 shares being offered in this prospectus. The proceeds from the sales of the shares will be paid directly to us by a subscriber for our shares and will not be placed in an escrow account.

         The offering will be conducted by our President, Robert E. Jordan. Under Rule 3a 4-1 of the Securities Exchange Act an issuer may conduct a direct offering of its securities without registration as a broker/dealer. Such offering may be conducted by officers who perform substantial duties for or on behalf of the issuer otherwise then in connection with securities transactions and who were not brokers or dealers or associated persons of brokers or dealers within the preceding 12 months and who have not participated in selling an offering of securities for any issuer more than once every 12 months, with certain exceptions.

         Furthermore, such persons may not be subject to a statutory disqualification under Section 3(a)(39) of the Securities Exchange Act and may not be compensated in connection with securities offerings by payment of commission or other remuneration based either directly or indirectly on transactions in securities and are not at the time of offering our shares are associated persons of a broker or dealer. Mr. Jordan will meet these requirements.

How to invest

         Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

      o  an executed copy of the Subscription Agreement; and

      o a check payable to the order of Dixie Foods International, Inc. in the amount of $15.00 for each share you want to purchase.

                              RESALE OF OUR SHARES

         There is presently no public market for our shares of preferred or common stock. There is no assurance that a trading market will develop or be sustained. Accordingly, you may have to hold the shares indefinitely and may have difficulty selling them if an active trading market does not develop.

         Management's strategy is to seek to have our common stock, but not our preferred stock, trade on the over-the-counter market and quoted on the OTC Bulletin Board as soon as practicable after the termination of this offering. However, to date we have not solicited any securities brokers to become market-makers of our common stock. There can be no assurance that an active trading market for the common stock will develop or be sustained or that the market price of the common stock will not decline below the initial public trading price. The initial public trading price will be determined by market makers independent of us. You may convert our preferred stock into common stock at any time. See, "Description of Securities - Description of Series A Convertible Preferred Stock.".

        Even if a market develops for our common stock you may have difficulty selling our shares due to the operation of the SEC's penny stock rules. These rules regulate broker-dealer practices in connection with transactions in "penny stocks." These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock.

         We are registering the preferred stock for sale only in the State of Florida. The "blue sky" laws of some states may impose restrictions upon the ability of investors to resell our shares in those states without registration or an exemption from the registration requirements. Accordingly, investors may have difficulty selling our shares and should consider the secondary market for our shares to be a limited one.

                                 LEGAL MATTERS

         The validity of the shares offered hereby is being passed upon for the Company by Joel Bernstein Esq., Miami, Florida.

                                    EXPERTS

         The financial statements appearing in this prospectus and registration statement have been audited by Lake and Associates CPA's, LLC, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus and in the registration statement, and such report is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities we are offering. This prospectus, filed as a part of the registration statement, does not contain certain information contained in or annexed as exhibits to the registration statements. We refer you to the exhibits to the registration statement for the complete text. For further information with respect to our company and the securities we are offering by this prospectus, we refer you to the registration statement and to the exhibits filed as part of it. We will also file other reports with the SEC, including annual reports containing audited financial statements, quarterly reports containing unaudited interim financial statements and other information.

         Such material can be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains the reports, proxy and information statements and other information which we will file with the SEC which are available on the World Wide Web at: http://www.sec.gov.

                        DIXIE FOODS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         Index to Financial Statements

                                                                            Page
                                                                            ----

Report of Independent Registered Public Accounting Firm .................    F-2

Balance Sheet ...........................................................    F-3

Statements of Operations ................................................    F-4

Statements of Changes in Stockholders' Equity ...........................    F-5

Statements of Cash Flows ................................................    F-6

Notes to the Financial Statements .......................................    F-7

                                                        LAKE & ASSOCIATES, CPA'S

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Dixie Foods International, Inc.

We have audited the accompanying interim balance sheet of Dixie Foods International, Inc. as of August 31, 2010, and the related statements of operations, stockholders' equity, and cash flows for the period from May 11, 2010 (Inception) through August 31, 2010. Dixie Foods International Inc.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dixie Foods International, Inc. as of August 31, 2010, and the results of its operations and its cash flows for the period from May 11, 2010 (Inception) through August 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed further in Note 9, the Company is in the development stage and has incurred a significant loss. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plan in regard to these matters is described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Lake & Associates, CPA's LLC

Schaumburg, Illinois
October 20, 2010

                                                           1905 Wright Boulevard
                                                            Schaumburg, IL 60193

                                                             Phone: 847.524.0800
                                                               Fax: 847.524.1655

                         DIXIE FOODS INTERNATIONAL, INC
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                                AUGUST 31, 2010

ASSETS

CURRENT ASSETS
  Cash and cash equivalents ....................................  $      44,261
                                                                  -------------
Total current assets ...........................................         44,261
                                                                  -------------

Total assets ...................................................  $      44,261
                                                                  =============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable .............................................  $       2,936
  Accrued expenses .............................................          5,200
                                                                  -------------
Total current liabilities ......................................          8,136
                                                                  -------------

STOCKHOLDERS' EQUITY

  Preferred stock, $.001 par value; authorized 15,000,000 shares             --
  Common stock, $.001 par value; authorized 100,000,000 shares;
   issued and outstanding 6,200,000 shares .....................          6,200
  Additional paid-in capital ...................................         60,800
  Deficit accumulated during the development stage .............        (30,875)
                                                                  -------------
Total stockholders' equity .....................................         36,125
                                                                  -------------
Total liabilities and stockholders' equity .....................  $      44,261
                                                                  =============

                See accompanying notes to financial statements.

                         DIXIE FOODS INTERNATIONAL, INC
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF OPERATIONS
          PERIOD FROM MAY 11, 2010 (INCEPTION) THROUGH AUGUST 31, 2010

                                                                  MAY 11, 2010
                                                                   (INCEPTION)
                                                                     THROUGH
                                                                 AUGUST 31, 2010
                                                                 ---------------

NET SALES .....................................................  $           --
Cost of sales .................................................              --
                                                                 --------------
Gross profit ..................................................              --

COSTS AND EXPENSES:
  Selling, general and administrative expenses ................          30,875
                                                                 --------------
                                                                         30,875
                                                                 --------------
Loss from operations ..........................................         (30,875)


INCOME (LOSS) BEFORE INCOME TAXES .............................         (30,875)
INCOME TAXES ..................................................              --
                                                                 --------------
NET INCOME (LOSS) .............................................  $      (30,875)
                                                                 ==============


BASIC AND DILUTED NET LOSS PER SHARE ..........................              **

WEIGHTED AVERAGE SHARES OUTSTANDING
  BASIC AND DILUTED ...........................................       4,029,027
                                                                 ==============

** LESS THAN .01

                See accompanying notes to financial statements.

                                         DIXIE FOODS INTERNATIONAL, INC
                                          (A DEVELOPMENT STAGE COMPANY)
                                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                          PERIOD FROM MAY 11, 2010 (INCEPTION) THROUGH AUGUST 31, 2010
                                                                                       Deficit
                                                                                     Accumulated
                                                                         Additional   during the       Total
                                 Preferred Stock       Common Stock       Paid-in    Development   Stockholders'
                                Shares  Par Value    Shares   Par Value   Capital       Stage         Equity
                                ------  ---------  ---------  ---------  ----------  -----------   -------------
BALANCE, MAY 11, 2010
 (INCEPTION) .................      --         --         --  $      --  $       --  $        --   $          --

Common stock issued for
 services ....................      --         --    520,000        520       9,880           --          10,400

Common stock issued for
 services - related party ....      --         --    280,000        280       5,320           --           5,600

Common stock issued for cash
 to an initial investor ......      --         --  3,000,000      3,000          --           --           3,000

Common stock issued to
 directors for services ......      --         --    150,000        150       2,850           --           3,000

Common stock issued for cash .      --         --  2,250,000      2,250      42,750           --          45,000

  Net loss August 31, 2010 ...      --         --         --         --          --      (30,875)        (30,875)
                                ------  ---------  ---------  ---------  ----------  -----------   -------------

BALANCE, August 31, 2010 .....      --  $      --  6,200,000  $   6,200  $   60,800  $   (30,875)  $      36,125
                                ------  ---------  ---------  ---------  ----------  -----------   -------------

                                 See accompanying notes to financial statements.

                                                       F-5

                         DIXIE FOODS INTERNATIONAL, INC
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF CASH FLOWS
          PERIOD FROM MAY 11, 2010 (INCEPTION) THROUGH AUGUST 31, 2010

                                                                  MAY 11, 2010
                                                                   (INCEPTION)
                                                                     THROUGH
                                                                 AUGUST 31, 2010
                                                                 ---------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss ......................................................  $      (30,875)
Adjustments to reconcile net (loss) to net
 cash provided by (used in) operating activities:
  Issuance of common stock for services .......................          19,000
  Change in assets and liabilities
    Accounts payable ..........................................           2,936
    Accrued expenses ..........................................           5,200
                                                                 --------------
Net cash provided by (used in) operating activities ...........          (3,739)
                                                                 --------------

CASH FLOWS FROM INVESTING ACTIVITIES
                                                                 --------------
Net cash from investing activities ............................              --
                                                                 --------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Common stock issued for cash ................................          48,000
                                                                 --------------
Net cash provided by financing activities .....................          48,000
                                                                 --------------

NET INCREASE IN CASH AND CASH EQUIVALENTS .....................          44,261
CASH AND CASH EQUIVALENTS, beginning of period ................              --
                                                                 --------------
CASH AND CASH EQUIVALENTS, end of period ......................  $       44,261
                                                                 ==============

Supplementary information:
--------------------------

280,000 Shares issued for services to a related party
 @ .02 per share ..............................................  $        5,600
                                                                 ==============
520,000 Shares issued for services @.02 per share .............  $       10,400
                                                                 ==============
150,000 Shares issued for services to directors
 @ .02 per share ..............................................  $        3,000
                                                                 ==============

                See accompanying notes to financial statements.

                        DIXIE FOODS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                AUGUST 31, 2010
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS AND DEVELOPMENT STAGE RISK
-----------------------------------------------------------

Dixie Foods International, Inc. (The Company) was formed to operate a specialty food business for salad dressing, sauces and condiments. The Company was organized under the laws of the State of Florida. The Company's year end is December 31. We operate from our office at 115 NE 6th Boulevard, Williston, FL 32696.

Management has evaluated subsequent events, and the impact on the reported results and disclosures, through October 20, 2010, which is the date these financial statements were approved by management.

The Company has a limited operating history upon which to base an evaluation of the current business and future prospects and has yet to fully launch its services. The Company will continue to be considered a development stage until it has begun significant operations and is generating significant revenues.

The Company has no revenues to date. Since its inception, the Company has been dependent upon the receipt of capital investment to fund its continuing activities. In addition to the normal risks associated with a new business venture, there can be no assurance that the Company's business plan will be successfully executed. Our ability to execute our business model will depend on our ability to obtain additional financing and achieve a profitable level of operations. There can be no assurance that sufficient financing will be obtained, or can we give any assurance that we will generate substantial revenues or that our business operations will prove to be profitable.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

BASIS OF PRESENTATION

The accompanying financial statements and notes are prepared in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements were prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of operations.

The Company's independent accountants issued a "going concern" opinion on the Company's August 31, 2010 financial statements, since the Company has experienced losses from operations from May 11, 2010 (inception) through August 31, 2010. This matter raises substantial doubt about the Company's ability to continue as a going concern

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements is as follows:

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. The Company has no cash equivalents.

                        DIXIE FOODS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                AUGUST 31, 2010
                         NOTES TO FINANCIAL STATEMENTS

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

INCOME TAXES

Under the asset and liability method prescribed under ASC 740, Income Taxes, The Company uses the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

The Company recognizes the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a "more-likely-than-not" threshold, the amount recognized in the financial statements is the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of August 31, 2010, the Company has had no uncertain tax positions. The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. The Company currently has no federal or state tax examinations nor has it had any federal or state examinations since its inception. All of the Company's tax years are subject to federal and state tax examination.

REVENUE RECOGNITION

The Company recognizes revenue when:

   o  Persuasive evidence of an arrangement exists;

   o  Shipment has occurred;

   o  Price is fixed or determinable; and

   o  Collectability is reasonably assured

The Company closely follows the provisions of Staff Accounting Bulletin No. 104 as described above. For the period from May 11, 2010 (inception) through August 31, 2010 the Company has recognized no revenues.

EARNINGS (LOSS) PER COMMON SHARE

Basic income (loss) per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. Common equivalent shares are excluded from the computation of net loss per share since their effect is anti-dilutive.

                        DIXIE FOODS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                AUGUST 31, 2010
                         NOTES TO FINANCIAL STATEMENTS

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company adopted ASC topic 820, "Fair Value Measurements and Disclosures" (ASC 820), formerly SFAS No. 157 "Fair Value Measurements," effective January 1, 2009. ASC 820 defines "fair value" as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There was no impact relating to the adoption of ASC 820 to the Company's financial statements.

         ASC 820 also describes three levels of inputs that may be used to measure fair value:

   o Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

   o Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

   o Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management's best estimate of fair value.

Financial instruments consist principally of cash, prepaid expenses, accounts payable, and accrued liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. It is management's opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

BUSINESS SEGMENTS

The Company operates in one segment and therefore segment information is not presented.

RECENT AUTHORITATIVE ACCOUNTING PRONOUNCEMENTS

The Company has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the Company.

SUBSEQUENT EVENTS

We have evaluated subsequent events through the date our financial statements were available to be issued.

                        DIXIE FOODS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                AUGUST 31, 2010
                         NOTES TO FINANCIAL STATEMENTS

NOTE 3 - EQUITY TRANSACTIONS
----------------------------

COMMON STOCK

On May 11, 2010, the Company issued 3,000,000 shares of common stock to an initial investor for cash of $3,000.

On June 1, 2010, the Company issued 280,000 shares of common stock for services rendered at $0.02 per share, for a total of $5,600.

On August 1, 2010, the Company issued 280,000 shares of common stock for services rendered to a related party at $0.02 per share, for a total of $5,600 (Note 4).

On August 1, 2010, the Company issued 240,000 shares of common stock for services rendered at $0.02 per share, for a total of $4,800.

On August 1, 2010, the Company issued 2,250,000 shares of common stock at $.02 per share, for a total of $45,000.

On August 1, 2010, the Company issued 150,000 shares of common stock to directors for services rendered at $0.02 per share, for a total of $3,000.

NOTE 4 - RELATED PARTY
----------------------

On August 1, 2010, the Company issued 280,000 shares of common stock at $0.02 to its President for services, for a total of $5,600.

NOTE 5 - INCOME TAXES
---------------------

For income tax purposes, the Company has elected to capitalize start-up costs incurred during the period from May 11, 2010 (inception) through August 31, 2010 totaling $30,875. The start-up costs are being amortized over sixty months beginning in the year of initial operations.

NOTE 6 - CONCENTRATION OF CREDIT RISK
-------------------------------------

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. At August 31, 2010, the Company had no amounts in excess of FDIC insured limit. While the Company periodically evaluates the credit quality of the financial institutions in which it holds deposits, it cannot reasonably alleviate the risk associated with the sudden possible failures of such institutions.

                        DIXIE FOODS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                AUGUST 31, 2010
                         NOTES TO FINANCIAL STATEMENTS

NOTE 7 - NET LOSS PER SHARE
---------------------------

Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period after giving retroactive effect to stock splits. There are no dilutive securities at August 31, 2010 for purposes of computing fully diluted earnings per share. The following reconciles amounts reported in the financial statements:

                                               Period from
                                               May 11, 2010
                                             (inception) to
                                             August 31, 2010
                                             ---------------

Net loss .................................   $      (30,875)
                                             ==============

Denominator for basic loss per share -
Basic Weighted average shares ............        4,029,027

Basic loss per common share ..............   Less than .01 per share

NOTE 8 - MANAGEMENT PLAN
------------------------

For the next 12 months, the Company's Plan of Operations is as follows:

The Company's business plan is to raise additional working capital through a preferred stock offering and to introduce its initial products into the commercial market.

NOTE 9 - GOING CONCERN
----------------------

As reflected in the accompanying financial statements, the Company had a net loss for the period from May 11, 2010 (inception) through August 31, 2010 of $30,875, At August 31, 2010, the Company has no operating revenues. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan and raise capital. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company is currently a development stage company and its continued existence is dependent upon the Company's ability to resolve its liquidity problems, principally by obtaining additional debt financing and/or equity capital. The Company has yet to generate a significant internal cash flow, and until sales of products commence, the Company is highly dependent upon debt and equity funding, should continuing debt and equity funding requirements not be met the Company's operations may cease to exist.

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This Prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

             20,000 Shares of Series A Convertible Preferred Stock

                        DIXIE FOODS INTERNATIONAL, INC.

                                   PROSPECTUS

                               November __, 2010

                               TABLE OF CONTENTS

Prospectus Summary ............................................................1
Risk Factors ..................................................................2
Use of Proceeds ...............................................................6
Market for the Shares .........................................................7
Dividend Policy ...............................................................7
Determination of Offering Price ...............................................7
Dilution ......................................................................8
Capitalization ................................................................9
Special Note Regarding Forward Looking Statements .............................9
Plan of Operation ............................................................10
Business .....................................................................11
Management ...................................................................14
Executive Compensation .......................................................16
Security Ownership of certain Beneficial Owners and Management ...............16
Certain Relationships and Related Transactions ...............................17
Description of Securities ....................................................17
Shares Eligible for Future Sale ..............................................20
Indemnification ..............................................................21
Plan of Distribution .........................................................21
Resale of our Shares .........................................................22
Legal Matters ................................................................23
Experts ......................................................................23
Additional Information .......................................................23
Subscription Agreement ....................................................EX-99
Financial Statements ........................................................F-1

         Until _____________, the 90th day after the date of this prospectus, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

         The following table sets forth the expenses in connection with the issuance and distribution of the securities offered hereby.

         Registration Fee .................................       $    21
         Printing Expenses* ...............................           500
         Legal Fees and Expenses* .........................        17,000
         Accounting Fees and Expenses* ....................         1,500
         Blue Sky Fees and Expenses* ......................         1,500
         Transfer Agent Fees and Expenses* ................         1,000
         Misc.* ...........................................           479
                                                                  -------
         Total ............................................       $22,000

         * Estimated

Item 14. Indemnification of Directors and Officers.

The Florida Business Corporation Act provides that a person who is successful on the merits or otherwise in defense of an action because of service as an officer or director or a corporation, such person is entitled to indemnification of expenses actually and reasonably incurred in such defense. F.S. 607.0850(3)

Such act also provides that the corporation may indemnify an officer or director, advance expenses, if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe his conduct was unlawful. F.S. 607.0850(1)(2).

A court may order indemnification of an officer or director if it determines that such person is fairly and reasonably entitled to such indemnification in view of all the relevant circumstances. F.S. 607.0850(9).

Reference is hereby made to Article IV of Registrant's By-laws which is filed as
Exhibit 3.2 and Article 5 of the Articles of Incorporation which is filed as
Exhibit 3.1. Under such provisions the Registrant is required to indemnify its officers and directors to the fullest extent such indemnification may be made under the provisions of the Florida Business Corporation Act.

Item 15. Recent Sales of Unregistered Securities.

         The following provides information concerning all sales of our securities which we made within the last three years which were not registered under the Securities Act of 1933.

In April 2010 we issued 3,000,000 shares of our common stock to our founder, Michael H. Jordan for $3,000. We believe that the sale was exempt from registration under Section 4(2) of the Securities Act of 1933. The securities were not offered publicly but only to our founder. We believe the shareholder was knowledgeable and sophisticated in investment matters. The shareholder acknowledged that the shares were not registered under the Securities Act of 1933 and agreed to not sell or transfer the shares without complying with the registration requirements of the said Act or pursuant to an exemption from such registration requirements. The certificate or confirmation for such shares contains a legend restricting transfer of the shares without registration under the Securities Act of 1933 or an exemption from such registration and a stop transfer order has been lodged against such shares.

In July and August 2010 we issued shares of our common stock for services as follows. We believe that the sales were exempt from registration under Section 4(2) of the Securities Act of 1933. The securities were not offered publicly but only to identified persons who provided the specific consideration referred to herein. We believe the shareholders were knowledgeable and sophisticated in investment matters. Each stockholder acknowledged that the shares were not registered under the Securities Act of 1933 and agreed to not sell or transfer the shares without complying with the registration requirements of the said Act or pursuant to an exemption from such registration requirements. The certificates or confirmation for such shares contains a legend restricting transfer of the shares without registration under the Securities Act of 1933 or an exemption from such registration and a stop transfer order has been lodged against such shares.

Stockholder                Shares       Consideration
-----------                -------      -------------
Robert E. Jordan           280,000      Services as officer valued at $5,600.
Tony Joffe                 240,000      Services as officer valued at $4,800.
Joel Bernstein             280,000      Legal services valued at $5,600.
Robert M. Snibbe, Jr.       50,000      Services as a director valued at $1,000.
Robert P. Bova              50,000      Services as a director valued at $1,000.
Steven Silberman            50,000      Services as a director valued at $1,000.

In July and August 2010 we sold 2,250,000 shares of our common stock to 9 accredited investors for $45,000. No broker dealer was involved in the sale of the shares and no commissions or other remuneration was paid in connection with these sales. The shares were issued in a private placement to accredited investors pursuant to an exemption from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof. The shareholders who received the forgoing shares signed a subscription agreement acknowledging that the shares were not registered under the Securities Act of 1933, and could only be sold under a registration or exemption from registration. Each certificate or confirmation for such shares contains a restrictive legend concerning the foregoing restrictions on transfer and a stop transfer order has been lodged against such shares. Each investor was offered access to our books and records and the opportunity to ask our officers questions and receive answers concerning the terms and condition of the offering and the company.

Item 26. Exhibits.

The following Exhibits are filed:

NUMBER   DESCRIPTION
------   -----------
3.1      Articles of Incorporation

3.2      By-laws

5.1 Legal Opinion of Joel Bernstein, Esq. regarding the legality of the securities being issued *

14.1     Code of Ethics

23.1     Consent of Joel Bernstein, Esq. is included in Exhibit 5.1 *

23.2     Consent of registered independent public accounting firm

99.1     Subscription Agreement
_________
* to be filed by amendment

Item 17. Undertakings.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Williston, State of Florida on November 17, 2010

                                        DIXIE FOODS INTERNATIONAL, INC.

                                        By: /s/ Robert E. Jordan
                                        ------------------------
                                        Robert E. Jordan
                                        President


                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Robert E. Jordan and Tony Joffe as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-1 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                   Title                              Date
---------                   -----                              -----

/s/ Robert E. Jordan        President (principal executive     November 17, 2010
--------------------        officer and principal accounting
Robert E. Jordan            officer) and director


/s/ Robert M. Snibbe, Jr.   Director                           November 17, 2010
-------------------------
Robert M. Snibbe, Jr.


/s/ Robert P. Bova          Director                           November 17, 2010
------------------
Robert P. Bova


/s/ Steven Silberman        Director                           November 17, 2010
--------------------
Steven Silberman